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CPI CORP.
NEWS FOR IMMEDIATE RELEASE                     For Release________________

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For Further Information, Contact:


                       Name Alyn V. Essman          Firm CPI Corporation
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                       Address 1706 Washington Ave. City St. Louis
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                       State, Zip Missouri 63103    Telephone (314) 231-1575
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                                    FOR FURTHER INFORMATION
                                    AT THE FINANCIAL RELATIONS BOARD
                                    George Zagoudis, Chicago 312/266-7800
                                    After 6:00 p.m. 708/705-7240
                                    Kathy Phelan, New York, NY 212/661-8030


                 CPI CORP. ANNOUNCES FINAL TENDER OFFER RESULTS

St. Louis, MO., November 8, 1996 -- CPI Corp. (NYSE: CPY) today announced the final results of its Dutch auction tender offer which expired Monday, November 4 at 12:00 midnight, New York City time.

CPI said that 4,436,388 shares were tendered at $19.00 per share. Under the terms of the offer, CPI has purchased 2,250,000 shares of its common stock at $19.00 per share. The final proration factor for the tender offer is 50.7 percent. The depositary for the tender offer will issue payment promptly for the shares that have been purchased. Shares purchased under the tender offer will not be eligible for the fourth quarter dividend declared November 7, 1996 and payable November 25, 1996 to shareholders of record as of November 18, 1996.

CPI is a consumer services company with $527.6 million in fiscal 1995 sales from continuing operations, operating over 1,700 retail locations, including 1,029 Sears Portrait Studios in the U.S., Puerto Rico and Canada, 154 Prints Plus wall decor locations and, in a joint venture with Eastman Kodak Co., 524 photofinishing locations.














         CPI corp. 1706 Washington Avenue - St. Louis, Missouri 63103